SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 13, 2002

Commission File Number	Exact Name of Registrant as specified in its charter	State or other Jurisdiction of Incorporation	IRS Employer Identification Number
_____________	_____________	_____________	_____________
1-12609 1-2348	PG&E Corporation Pacific Gas and Electric Company	California California	94-3234914 94-0742640

Pacific Gas and Electric Company 77 Beale Street, P. O. Box 770000 San Francisco, California 94177		PG&E Corporation One Market, Spear Tower, Suite 2400 San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Pacific Gas and Electric Company (415) 973-7000		PG&E Corporation (415) 267-7000

(Registrant's telephone number, including area code)

Item 5. Other Events

As previously disclosed, on January 25, 2002, the U.S. Bankruptcy Court for the Northern District of California (Bankruptcy Court) held a hearing in the bankruptcy proceeding of Pacific Gas and Electric Company (Utility), PG&E Corporation's subsidiary, to consider arguments as to whether the Bankruptcy Court has the power to preempt various California state and local laws as requested in the proposed plan of reorganization of the Utility (Plan) filed by PG&E Corporation and the Utility (proponents), and whether such preemption would violate the sovereign immunity of the State of California and its agencies, including the California Public Utilities Commission (CPUC).

In considering whether to approve the adequacy of the proponents’ disclosure statement describing the Plan, on February 7, 2002, the Bankruptcy Court issued an order concluding that bankruptcy law does not permit express preemption, but it does permit implied preemption.  The Bankruptcy Court rejected the proponents’ argument that Section 1123(a)(5) of the Bankruptcy Code expressly authorized the Bankruptcy Court to preempt any state law to confirm and effectuate a plan of reorganization.  Instead, the Bankruptcy Court interpreted Section 1123(a)(5) to permit preemption of a state law where it had been shown that enforcing the state law at issue would be an obstacle to the accomplishment and execution of the full purposes of the bankruptcy laws. The Bankruptcy Court stated that whether a restructuring; i.e., the disaggregation of the Utility’s businesses as proposed in the Plan, is necessary and required for a feasible reorganization is an issue to be determined at the confirmation hearing.  The Bankruptcy Court stated that:

Nonetheless, the court believes that the Plan could be confirmed if Proponents are able to establish with particularity the requisite elements of implied preemption. If the Disclosure Statement is amended consistent with this Memorandum Decision, the court will approve it and let the Proponents test preemption at confirmation.

The Bankruptcy Court provided guidance as to how the proponents could amend the disclosure statement to obtain court approval so that the stage would be set for the proponents’ “implied preemption confirmation contest.”  The court stated that the revised disclosure statement should state in summary fashion the reasons why the proponents believe it necessary to preempt the laws, regulations or orders referred to in the disclosure statement.  The Bankruptcy Court stated that the disclosure statement should show what ultimate facts will be proven at the confirmation hearing that will lead the Bankruptcy Court to find that the application of those laws to the facts of the Plan are economic in nature rather than directed at protecting public safety or other non-economic concerns, and that those particular laws stand as an obstacle to the accomplishment and execution of the purposes and objectives of the bankruptcy laws.

The Bankruptcy Court rejected the State’s and the CPUC’s argument that the proponents are using the bankruptcy process to escape CPUC jurisdiction, finding that using bankruptcy reorganization to move from state regulation to federal regulation is not necessarily improper.

As to sovereign immunity, the Bankruptcy Court stated if the Plan and related disclosure statement were amended to remove requests for injunctive and declaratory relief against the State and the CPUC, the Plan would overcome the sovereign immunity defense.  If such amendments were not made, the proponents must prove that the State and the CPUC have waived their sovereign immunity defense and amend the disclosure statement to describe why the proponents believe sovereign immunity has been waived.  However, the Bankruptcy Court noted that, even absent a showing of waiver, if an order confirming the Plan found to preempt specific state laws and regulations is entered, the Bankruptcy Court would take the position that any attempt to circumvent the effectiveness of such an order will be met with an injunction.

The Bankruptcy Court ordered that no later than February 21, 2002, the Utility is required to (i) file its response to the CPUC’s term sheet describing the CPUC’s alternative plan of reorganization, which is required to be submitted by February 13, 2002, and if the CPUC fails to submit its term sheet the Utility may file a certificate of noncompliance that will terminate the CPUC’s right to file a term sheet;  (ii) file a statement whether it intends to make the amendments to the Plan and disclosure statement discussed in the decision; and (iii) if the proponents wish to appeal the decision, file a request seeking interlocutory certification so that the proponents can do so.   PG&E Corporation and the Utility intend to make the amendments to the Plan and disclosure statement discussed in the decision.

B.  California Attorney General Complaint

As previously reported, on January 10, 2002, the California Attorney General (AG) filed a complaint against PG&E Corporation in the San Francisco Superior Court against PG&E Corporation and its directors, as well as against the directors of the Utility, based on allegations of unfair or fraudulent business acts or practices in violation of California Business and Professions (B&P) Code section 17200. Among other allegations, the AG alleges that, through the Utility’s bankruptcy proceedings, PG&E Corporation and the Utility engaged in unlawful, unfair and fraudulent business practices by seeking to implement the transactions proposed in the proposed plan of reorganization filed in the Utility’s bankruptcy proceeding.  The AG’s complaint also seeks restitution of assets allegedly wrongfully transferred to PG&E Corporation from the Utility.  The Bankruptcy Court has original and exclusive jurisdiction of these claims.  Therefore, on February 8, 2002, PG&E Corporation filed a notice of removal in the Bankruptcy Court to transfer the AG’s complaint to the Bankruptcy Court.

  Complaint filed by the City and County of San Francisco, and the People of the State of California

On February 11, 2002, a complaint entitled, City and County of San Francisco; People of the State of California v. PG&E Corporation, and Does 1-150, was filed in San Francisco Superior Court.  The complaint contains some of the same allegations contained in the AG’s complaint including allegations of unfair competition in violation of B&P Code Section 17200.  In addition, the complaint alleges causes of action for conversion, claiming that PG&E Corporation “took at least $5.2 billion from PG&E,” and unjust enrichment.

Among other allegations, plaintiffs allege that past transfers of money from the Utility to PG&E Corporation, and allegedly used by PG&E Corporation to subsidize other affiliates of PG&E Corporation, violated various conditions established by the CPUC in decisions approving the holding company formation.  The complaint also alleges that certain ring-fencing transactions by which PG&E Corporation subsidiaries complied with credit rating agency criteria to establish independent credit ratings violated the holding company conditions.  Plaintiffs also allege that by agreeing to certain restrictive covenants in certain financing agreements, PG&E Corporation also violated a holding company condition.

Plaintiffs seek injunctive relief, the appointment of a receiver, restitution, disgorgement, the imposition of a constructive trust, civil penalties of $2,500 against each defendant for each violation of B&P Code Section 17200 as authorized by B&P Code Section 17206, and costs of suit.

PG&E Corporation believes that the allegations of the complaint are without merit.and will vigorously respond to and defend the litigation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION
By: CHRISTOPHER P. JOHNS

CHRISTOPHER P. JOHNS Senior Vice President and Controller

PACIFIC GAS AND ELECTRIC COMPANY
By: DINYAR B. MISTRY

DINYAR B. MISTRY Vice President and Controller

Dated:  February 12, 2002